Exhibit 23.2

The CPA Never Underestimate The Value.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation in this Registration Statement on Form S-1 Amendment 1, for the registration of 36,415,073 shares of common stock, of our report dated March 17, 2008 on our audit of the financial statements of Andover Medical, Inc. as of December 31, 2007 and for the period from July 13, 2006 (inception) to December 31, 2006.  We also consent to the reference to our firm under the caption “Experts.”

Mantyla McReynolds, LLC

 Salt Lake City, Utah

May 2, 2008